Exhibit 3.43

Enlighten IT Consulting LLC

a Maryland Limited Liability Company

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of June 29, 2023

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ENLIGHTEN IT CONSULTING LLC

a Maryland Limited Liability Company

1. Name. The name of the limited liability company governed hereby is “Enlighten IT Consulting LLC.”

2. Purpose. The Company does and will exist for the object and purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Maryland Limited Liability Company Act (Md. Code Ann. §4A-101 et seq.), as in effect from time to time (the “Act”), and engaging in any and all activities necessary or incidental to accomplish the foregoing.

3. Term. The existence of the Company commenced on the date a Articles of Organization was filed with the office of the Maryland Department of Assessments and Taxation under and pursuant to the Act and shall continue until the Company is dissolved pursuant to Section 13 of this Agreement.

4. Capitalization.

(a) Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gains, losses, deductions and expenses of the Company, and the right to vote, if any, on matters affecting the Company or such Member’s interest therein, as provided by the Act or this Agreement, shall be represented by units held by such Member. The aggregate number of units which the Company shall have authority to issue is 77.64706 units (the “Units”). Holders of the Units shall be entitled to one vote for each such Unit standing in such holder’s name on the books of the Company, and each such holder shall possess the same preferences, qualifications, imitations, restrictions, special or relative rights.

(b) All Units issued hereunder shall be issued in uncertificated form unless otherwise determined by the Members. A Member’s percentage interest (a “Percentage Interest”) in the Company as of any time equals such Member’s cumulative number of Units outstanding as of such time divided by the cumulative number of Units of all Members outstanding as of such time. The initial Units and each Member’s corresponding Percentage Interest are set forth on the attached Schedule 1, which schedule shall be amended from time to time in accordance with the terms of this Agreement.

5. Additional Interests. Subject to the provisions of this Agreement, the Members shall have the right to cause the Company to issue or sell to any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or any other business entity, or a governmental entity or any department, agency, or political subdivision thereof (each, a “Person”) (including the Members) any of the following (“Additional Interests”): (a) additional Units or other interests in the Company (including new classes or series thereof having different rights); (b) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or other interests in the Company; and (c) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event. The Members shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions) over any other membership interests and any required contributions in connection therewith. Upon the issuance or sale of Additional Interests, the Members or an authorized Officer shall amend Schedule 1 without further vote, act or consent of any other Person to reflect the issuance or sale of such Additional Interests and the resulting Percentage Interests of the Members.

6. Additional Members. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest: (a) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Members determine to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person’s admission as a Member; and (b) the Members or an authorized Officer shall amend Schedule 1 without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule I, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company.

7. Capital Contributions; Allocation of Profits or Losses.

(a) The Members shall not be obligated to make capital contributions to the Company and the Units shall be nonassessable.

(b) In the event the Company is treated as a partnership for U.S. federal income tax purposes, the following provisions shall apply:

(i) The Company shall maintain a capital account (each, a “Capital Account”) for each Member in accordance with Treasury Regulations Section l.704-l(b)(2)(iv). For this purpose, the Company may, upon the occurrence of any of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulations Section 1.704-l(b)(2)(iv)(g) to reflect a revaluation of Company property. Items of Company income, gain, loss, expense or deduction for any fiscal period shall be allocated among the Members in such manner that, as of the end of such fiscal period and to the greatest extent possible, the Capital Account of each Member shall be equal to the respective net amount, positive or negative, which would be distributed to such Member from the Company or for which such Member would be liable to the Company under this Agreement, determined as if the Company were to (x) liquidate the assets of the Company for an amount equal to their book value (determined according to the rules of Treasury Regulation Section l.704-l(b)(2)(iv)) and (y) distribute the proceeds in liquidation in accordance with Section 13(b).

(ii) All income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Internal Revenue Code of 1986, as amended, or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. In the event that any property is contributed to the Company by a Member, gain or loss on the disposition of such property, and any losses or deductions with respect to such property, shall first be shared among the Members so as to take into account the variation between the basis of the property to the Company and its fair market value at the time of contribution, all in accordance with Code Section 704(c) and Treasury Regulations thereunder.

(c) In the event that the Company is not treated as a partnership for U.S. federal income tax purposes, no allocation of income, gains, losses and deductions shall be made pursuant to this Section 7.

8. Distributions. Distributions shall be made to the Members in accordance with their Percentage Interests at the times and in the aggregate amounts determined by the Members. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Members on account of their interest in the Company if such distribution would violate the Act or any other applicable law.

9. Management.

(a) Powers. The business and affairs of the Company shall be managed by or under the direction of the Members. All actions outside of the ordinary course of business of the Company to be taken by or on behalf of the Company shall require the approval of each Member. The Members shall have the duties, powers and rights of members under the Act.

(b) Limitations on Authority. The authority of each Member over the conduct of the business affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

(c) Removal. The Members may, by a unanimous vote of such Members, remove, with or without cause, any other Member.

(d) Meetings of the Members. The Members shall meet at such time and at such place (either within or without the State of Maryland) as such Members may designate. Meetings of the Members shall be held on at least two (2) business days’ prior notice to the Members, or upon such shorter notice as may be approved by all of the Members. Such notice must be in writing and may be communicated via electronic mail or facsimile. Any Member may waive such notice as to himself/herself. A record shall be maintained by the Secretary of the Company of each meeting.

(e) Conduct of Meetings. Any meeting of the Members may be held, and any Member may attend and vote and be present at a meeting, in person (including by written and signed proxy given to another Member) or telephonically.

(f) Quorum. The presence (in person, telephonically, by proxy or by operation of this Section 9(i) of a majority of the Members shall constitute a quorum for purposes of conducting business. At all times when the Members are conducting business at a meeting, a quorum of the Members must be present at such meeting. If a quorum shall not be present at any meeting of the Members, then Members having a majority of the votes of the Members present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(g) Attendance and Waiver of Notice. Attendance by a Member at any meeting (in person, telephonically or by proxy) shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in the notice or waiver of notice of such meeting.

(h) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Members may be taken by written consent without a meeting. Any such action taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by all existing Members of the Company.

(i) Compensation of the Members. Members, as such, shall not receive any stated salary for their services, but shall receive such reimbursement by the Company for expenses incurred to attend regular or special meetings of the Members. Nothing contained in this Agreement shall be construed to preclude any Members from serving the Company or any of its subsidiaries in any other capacity and receiving reasonable compensation for such service.

10. Officers. The officers of the Company (the “Officers”), if any, shall be appointed by the Members in their sole discretion, and the Members may assign such officers titles including, but not limited to, “chief executive officer,” “president,” “vice president,” “treasurer,” “secretary,” “assistant secretary” and “chief financial officer.” Any Officers so appointed will have such authority and perform such duties as the Members may, from time to time, delegate to them. No Officer need be a Member and any number of offices may be held by a single person. The salaries and other compensation, if any, of the Officers shall be fixed from time to time by the Members. Any Officer may resign, in writing, as such at any time and such resignation will be effective at the time specified in the written resignation, or if no time is specified, at the time the written resignation is received by the Company. Any Officer may be removed as such, either with or without cause, at any time by majority vote of the Members.

11. Tax Elections. The fiscal and taxable year of the Company shall end on December 31st of each calendar year.

12. Dissolution: Liquidation Dissolution. The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following:

(a) the written consent of all of the Members: (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (c) the insolvency, bankruptcy or dissolution of all of the Members; and (d) the occurrence of any other event which terminates the continued membership of all of the Members in the Company.

(b) Liquidation. Upon the dissolution of the Company, the Members shall wind up the affairs of the Company. The Members shall continue to share distributions, profits and losses during the period of liquidation in accordance with Section 7 and Section 8 hereof. Following the payment of or provision for all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Members to set up such cash reserves as may be reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, (a) a final allocation of all items of income, gain, loss, and expense shall be made in accordance with Section 7 hereof, and (b) the proceeds of the liquidation and any other funds (or other remaining assets) of the Company shall be distributed, in cash or in kind or partly in each, to the Members in accordance with Section 8.

13. Liability of Members. The Members shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

14. Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s affiliates) by reason of the fact that such Person is or was a Member or is or was serving as a manager, officer, principal, member, partner, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, partner, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided that (unless the Members otherwise consent) no Indemnified Person shall be indemnified for any expenses, liabilities and losses suffered that are attributable to such Indemnified Person’s or its affiliates’ gross negligence, misconduct, recklessness or knowing violation of law, or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its affiliates contained herein or in the other agreements with the Company: provided, further, that, unless the Members otherwise determine, no Person shall be entitled to indemnification hereunder with respect to a proceeding initiated by such Person or with respect to a proceeding between such Person on the one hand and any of the Company or its Subsidiaries on the other. Expenses, including attorneys’ fees and expenses, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person (in form and substance acceptable to the Members) to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 15 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, vote of Members or otherwise.

(c) If this Section 15 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 15 to the fullest extent permitted by any applicable portion of this Section 15 that shall not have been invalidated and to the fullest extent permitted by applicable law. The indemnification provisions set forth in this Section 15 shall be deemed to be a contract between the Company and each of the Persons constituting Indemnified Persons at any time while the provisions of this Section 15 remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, this Section 15 cannot be retroactively amended to adversely affect the rights of any Indemnified Persons arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

15. Acknowledgement. In furtherance of this Agreement, by execution hereof, each Member acknowledges, agrees and approves of the previous conversion of the Company from Enlighten IT Consulting Inc., a Maryland corporation, to Enlighten IT Consulting LLC, a Maryland limited liability company, and the transactions related to such conversion.

17. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by a vote of Members holding a majority of the Units.

18. Governing Law. This Agreement shall be governed by, and construed under, the internal laws of the State of Maryland, all rights and remedies being governed by said laws.

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

ENLIGHTEN IT CONSULTING LLC

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Secretary

MEMBERS

HII MISSION TECHNOLOGIES CORP.

By:	/s/ Charles R. Monroe, Jr.
Name:	Charles R. Monroe, Jr.
Title:	Secretary

{Signature Page to Enlighten IT Consulting LLC – Amended and Restated Limited Liability Company Agreement]

Schedule 1

Units and Percentage Interests

Member	Unit	Percentage
HII Mission Technologies Corp.	77.64706	100%

8